                                                                    EXHIBIT 1.10

                       KREDITANSTALT FUR WIEDERAUFBAU          (1)



                                     - and -



                         ZENITH SHIPPING CORPORATION           (2)









                 -------------------------------------------------

                          SIXTH SUPPLEMENTAL AGREEMENT
                                     - TO -
                             LOAN FACILITY AGREEMENT
                           IN RESPECT OF M.V. "ZENITH"
                 (EX YARD NO. S.620 AT JOS. L. MEYER GMBH & CO.)
                                    F(W) 709

                 -------------------------------------------------



                           Sinclair Roche & Temperley
                                     London

                                      INDEX


                                                                                                           PAGE

1.       DOCUMENTATION TO BE SIGNED CONCURRENTLY WITH
         THIS SIXTH SUPPLEMENTAL AGREEMENT....................................................................2

2.       AMENDMENTS TO THE ORIGINAL LOAN AGREEMENT............................................................4
         2.1      Reduction of Margin Applicable to Loan B and Loan C.........................................4
         2.2      Amendments to Asset Maintenance.............................................................4
         2.3      Release of Assignments of Sub Earnings......................................................5
         2.5      Other Amendments............................................................................7

3.       LAW AND JURISDICTION................................................................................14



SCHEDULES

1.       Form of Supplement to the Second Mortgage

2.       Form of Supplement to the Second Assignment of Insurances

3.       Form of Supplement to the Second Assignment of Charter Earnings

4.       Form of Supplement to the Second Tripartite Agreement

5.       Form of Addendum No. 2 to the Charter

6.       Form of Supplement to Surplus Earnings Application Agreement

7.       Form of Supplement to UCH / KfW Subordination Agreement

8.       Form of Supplement to Subordination Agreement

9.       Form of Releases of First and Second Assignments of Sub Earnings

THIS AGREEMENT made the 1st day of September 1998

BETWEEN:-

(1) KREDITANSTALT FUR WIEDERAUFBAU a public law corporation incorporated in the Federal Republic of Germany whose office is at present at Palmengartenstra(beta)e 5-9, D-60325 Frankfurt am Main ("the Lender"); and

(2) ZENITH SHIPPING CORPORATION a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia ("the Borrower")

IS SUPPLEMENTAL TO a loan facility agreement dated 21 June 1990 as amended by agreements supplemental thereto dated 25 February 1992, 21 October 1992, 29 January 1993, 31 March 1995 and 30 November 1995 (together "the Original Loan Agreement").

WHEREAS:-

(A) On 30 July 1997 Royal Caribbean Cruises Ltd. ("RCCL"), a Liberian corporation, indirectly acquired the beneficial ownership of all of the issued shares of Fantasia Cruising Inc ("Fantasia"), the Borrower, Blue Sapphire Marine Inc. ("Blue Sapphire"), Esker Marine Shipping Inc. ("Esker"), Seabrook Maritime Inc. ("Seabrook") and Celebrity Cruises Inc. ("CCI");

(B) In consequence of the said change in beneficial ownership, by a Memorandum dated 12 December 1997 ("the Memorandum") issued by the Lender and countersigned by Fantasia, the Borrower, Blue Sapphire, Esker, Seabrook, CCI and RCCL, the Lender has agreed (inter alia):-

         (i) to reduce the loan to be advanced by the Lender to Seabrook for the financing of m.v. "MERCURY";

         (ii) to advance the loan to Seabrook on the basis of a new credit agreement dated 12 December 1997 ("the Seabrook New Credit Agreement") made between

                  Seabrook and the Lender and a letter of guarantee from RCCL to the Lender dated 12 December 1997;


         (iii) to release Seabrook from all guarantees issued by Seabrook in favour of the Lender in respect of the loans made by the Lender to finance the acquisition of m.v.'s "HORIZON", "ZENITH", "CENTURY" and "GALAXY";

(C) By a letter dated 17 December 1997 addressed by the Lender to Fantasia, the Borrower, Blue Sapphire, Esker, Seabrook, CCI and RCCL, the Lender in accordance with Clause 1.4 of the Memorandum has (inter alia) released:-

         (i) Seabrook from all its obligations to the Lender under the guarantee dated 30 November 1995 executed by Seabrook in favour of the Lender in respect of the obligations of the Borrower under the Original Loan Agreement; and

         (ii) the Borrower from all its obligations to the Lender under the guarantee dated 30 November 1995 executed by the Borrower in favour of the Lender in respect of the obligations of Seabrook under the Seabrook Loan Agreement (as defined under the Original Loan Agreement);

(D) In order to give further effect to the Memorandum the Lender and the Borrower have agreed to enter into this Sixth Supplemental Agreement;

(E)      Loan D has been repaid in full.

NOW IT IS HEREBY MUTUALLY AGREED by and between the parties hereto as follows:-

1.       DOCUMENTATION TO BE SIGNED CONCURRENTLY WITH THIS SIXTH SUPPLEMENTAL
         --------------------------------------------------------------------
         AGREEMENT
         ---------

1.1 The following shall be effected concurrently with the execution of this Sixth Supplemental Agreement:-

         (A) the execution by the Borrower and the registration at the office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia at the port of New York of a Supplement No. 1 to the Second Mortgage in the form and upon the terms and conditions of the draft set out in the First Schedule to this Sixth Supplemental Agreement;

         (B) the execution of the Borrower and CCI and delivery to the Lender of a supplement to the Second Assignment of Insurances in the form and upon the terms and conditions of the draft set out in the Second Schedule to this Sixth Supplemental Agreement;

         (C) the execution by the Borrower and delivery to the Lender of a supplement to the Second Assignment of Charter Earnings duly executed by the Borrower in the form and upon the terms and conditions of the draft set out in the Third Schedule to this Sixth Supplemental Agreement;

         (D) the execution by the Borrower and CCI and delivery to the Lender of a supplement to the Second Tripartite Agreement in the form and upon the terms and conditions of the draft set out in the Fourth Schedule to this Sixth Supplement Agreement;

         (E) the execution by the Borrower and CCI of an addendum No. 2 to the Charter in the form and upon the terms and conditions of the draft set out in the Fifth Schedule to this Sixth Supplemental Agreement;

         (F) the execution by Fantasia, the Borrower, Blue Sapphire, Esker, Seabrook and CCI of a supplement to the Surplus Earnings Application Agreement in the form and upon the terms and conditions of the draft set out in the Sixth Schedule to this Sixth Supplemental Agreement;

         (G) the execution by UCH of a second supplement to the subordination agreement dated 31 March 1995 made between (1) Universal Cruise Holdings Limited and (2) the Lender in the form and upon the terms and conditions of the draft set out in the Seventh Schedule to this Sixth Supplemental Agreement;

         (H) the execution by the Borrower of a second supplement to the Subordination Agreement in the form and upon the terms and conditions of the draft set out in the Eighth Schedule to this Sixth Supplemental Agreement.

2.       AMENDMENTS TO THE ORIGINAL LOAN AGREEMENT

2.1      REDUCTION OF MARGIN APPLICABLE TO LOAN B AND LOAN C

         As and with effect from 12 December 1997 (being the date of the Memorandum referred to in Recital B to this Sixth Supplemental Agreement) the Margin applicable to each of Loan B and Loan C will be deemed to have been reduced to forty-five basis points (0.45%) per annum.

2.2      AMENDMENTS TO ASSET MAINTENANCE

         As and with effect from the date of this Sixth Supplemental Agreement:-

         (A) Clause 14.01 shall be amended in line 1 by the deletion of "1 June 1996" and the substitution therefor of "1 January 2000" and the deletion in full of the proviso to Clause 14.01;

         (B) Clause 14.03 shall be amended by the deletion in lines 6-11 of the words in brackets commencing "(after deducting from the said principal balances ..." and ending with the words "... in accordance with the requirements of (i), (ii) and (iii) of the said Clause 2.5(B))";

         (C) Clause 14.04 shall be amended by the deletion in the last line of "(other than the Second Assignment of Sub Earnings)";

         (D)      Clause 14.05 shall be deleted in full.

2.3      RELEASE OF ASSIGNMENTS OF SUB EARNINGS

         (A)      Subject to:-

                  (i) the Borrower and CCI first executing (and delivering a certified copy thereof to the Lender) an addendum No. 2 to the Charter whereby the daily rate of hire under the Charter of the Vessel shall be increased to USD51,500 per day in 1998 and thereafter shall be at a daily rate sufficient to enable the Borrower to meet its obligations as to the repayment instalments of principal and the payments of interest in respect of the Loans as and when they fall due under the terms of the Original Loan Agreement (as amended by this Sixth Supplemental Agreement); and

                  (ii) the Borrower first procuring the execution (and delivery of certified copies to the Lender) by Fantasia, Blue Sapphire and Esker and by CCI of addenda to the respective bareboat charters of m.v.'s "HORIZON", "CENTURY" and "GALAXY" whereby the daily rate of hire thereunder is increased to USD37,100 per day for "HORIZON", USD149,700 per day for "CENTURY" and USD155,500 per day for "GALAXY" respectively in 1998 and thereafter shall be at a daily rate sufficient to enable Fantasia, Blue Sapphire and Esker to meet their respective obligations as to the repayment instalments of principal and the payments of interest in respect of the loans as and when they fall due under the terms of the Horizon Loan Agreement, the Blue Sapphire Loan Agreement and the Esker Loan Agreement respectively THEN the Lender will execute releases of all first and second assignments of Sub Earnings of the Vessel and m.v.'s "HORIZON", "CENTURY", "GALAXY" in the form of the drafts set out in the Ninth Schedule to this Sixth Supplemental Agreement, which once executed will be deemed effective as from 17 December 1997.

         (B) As and with effect from the date of this Sixth Supplemental Agreement the Lender will permit the cash flow generated by the Vessel and m.v.'s "HORIZON", "CENTURY" and "GALAXY" to be centrally managed by RCCL unless and until the quarterly rating of Standard & Poor in respect of RCCL falls below "B Long Term" whereupon the Borrower will procure that:-

                  (1) such central cash flow management by RCCL shall cease and the cash flow generated by the Vessel and m.v.'s "HORIZON", "CENTURY" and "GALAXY" will thereafter be paid to and managed separately and directly by CCI; and

                  (2) any monies then owed by RCCL (or any member of the RCCL Group) to CCI shall be immediately paid to CCI.

         (C) As and with effect from the date of this Sixth Supplemental Agreement:-

                  (i)      Clauses 17.01(i), 17.01(ii), 17.01(iii) and 17.01(iv)
                           shall be deleted in full and the following substituted therefor:-

                           "(i)     The Borrower will procure that RCCL
                                    furnishes to the Lender as soon as the same become available its unaudited financial statements for each financial quarter of each of its financial years. Each set of financial statements delivered pursuant to this Clause 17.01(i) shall be on Form 6-K (or any successor form) as filed with the U.S. Securities Exchange Commission and shall be prepared in accordance with U.S. generally accepted accounting principles subject to normal year end adjustments;

                           (ii)     The Borrower will procure that RCCL
                                    furnishes to the Lender as soon as the same become available its audited consolidated financial statements for each of its financial years. Each set of financial statements delivered pursuant to this Clause 17.01(ii) shall be prepared on Form 20-F (or any successor form) as filed with the U.S. Securities Exchange Commission and shall be in accordance with U.S. generally accepted accounting principles;

                           (iii) The Borrower will furnish to the Lender not later than 120 days after the end of each financial year the unaudited financial statements in respect of each Obligor for each of its financial years. Each set of financial statements delivered pursuant to this Clause 17.01(iii) shall be in accordance with U.S. generally accepted accounting principles and certified as to their correctness by the chief financial officer of the relevant Obligor."

                  (ii) Clauses 17.01(v) and 17.01(vi) shall be relettered 17.01(iv) and 17.01(v)

                  (iii) Clause 17.02(i),(ii) and (iii) shall be deleted in full.

2.4      PREFERENCE SHARES

         As and with effect from the date of this Sixth Supplemental Agreement:-

         (A)      The definition "Preference Shares" shall be deleted; and

         (B)      Clause 18 shall be deleted in full.

2.5      OTHER AMENDMENTS

         As and with effect from the date of this Sixth Supplemental Agreement the Original Loan Agreement shall be further amended as follows:-

         (A)      Definitions

                  The definition of "Additional Securities" shall be amended by the deletion therefrom of "Seabrook Cross Securities";

                  The definitions "Assignment of Sub Earnings" and "Assignment of Sub Earnings Supplement" shall be deleted in full;

                  The definition "Blue Sapphire Cross Securities" shall be amended by the deletion therefrom of paragraph (D);

                  The definition of "Blue Sapphire Loan Agreement" shall be amended by the deletion of "the 637 Supplement" and the substitution therefor of "supplements dated 30 November 1995 and 1 September 1998";

                  The definition "Borrower's Cross Securities" shall be amended by the deletion therefrom of "the Second Assignment of Sub Earnings";

                  The definition "Charter" shall be amended to read "means, in respect of the Vessel, the revised 'BARECON 89' charter dated 29 November 1993 as amended by Addendum No.1 dated 30 November 1995 and Addendum No. 2 dated February 1998 whereby the Borrower has bareboat chartered the Vessel to CCI for an initial period as and with effect from 1 January 1993 up to 31 March 2008 upon the terms and conditions therein contained;"

                  The definition of "Cross Collateral Guarantees" shall be amended by the deletion therefrom in lines 4 and 5 of "and Seabrook under the Seabrook Loan Agreement";

                  The definition "Deferral" shall be amended in line 1 by the deletion of "five (5)" and the substitution therefor of "four
                  (4)";

                  The definition of "Esker Cross Securities" shall be amended by the deletion therefrom of paragraph (D);

                  The definition of "Esker Loan Agreement" shall be amended by the deletion of "the 638 Supplement" and the substitution therefor of "supplements dated 30 November 1995 and 1 September 1998";

                  The definition "Horizon Cross Securities" shall be amended by the deletion therefrom of the reference to "(v)";

                  The definition "Horizon Loan Agreement" shall be amended in line 5 by the deletion of "the Horizon Supplement" and the insertion of "a fifth agreement supplemental thereto dated 30 November 1995 and a sixth agreement supplemental thereto dated 1 September 1998";

                  The definition "KfW Facility Agreements" shall be amended by the deletion therefrom of "and the Seabrook Loan Agreement";

                  The definition "Margin" shall be deemed to have been amended in accordance with the provisions of Clause 2.1;

                  A new definition "RCCL Group" shall be introduced as follows:-

                  "RCCL GROUP" means group of companies consisting of RCCL and any company or corporation which is now or hereafter becomes a subsidiary of RCCL and "member of the RCCL group" shall be construed accordingly;

                  The definition "Seabrook Cross Securities" shall be deleted in full;

                  The definition "Seabrook Loan Agreement" shall be deleted in full;

                  The definitions of "Second Assignment of Charter Earnings", "Second Assignment of Insurances", "Second Mortgage" and "Second Tripartite Agreement" shall each be deemed to include therein the respective supplements to each such security referred to in Clause 1.2;

                  The definition "Shareholder Distribution" shall be amended to read:

                           ""Shareholder Distribution" means any dividend or other shareholder distribution but shall exclude (i) any payment made by the Borrower as part of the central cash flow management by RCCL of the cash flow generated by the Vessel so long as such central cash flow is permitted pursuant to this Agreement and (ii) any repayment of principal and payment of interest on any intra Group loan to the Borrower;"

                  The definition "Second Assignment of Sub Earnings" shall be deleted in full;

                  The definition "Surplus Earnings Application Agreement" shall be deemed to include the supplement thereto referred to in Clause 1.2;

         (B)      Clause 11

                  Clause 11.1 shall be amended by the insertion of "; or" at the end of Clause 11.01(iii) and the insertion of a new paragraph
                  (iv) reading as follows:-

                           "(iv) at any time it becomes unlawful for any Obligor to perform any or all of its obligations under this Agreement, the Charter or any of the Security Documents to which any of them is a party and any such event shall continue unremedied for fifteen
                                    (15) days after notice thereof has been
                                    given to the Borrower by the Lender".

                  Clause 11.03: in the formula "a + b - c" the definition of 'b' shall be amended to read:

                           "b such amount of interest calculated at 8% p.a. (or whatever rate is applicable to Loan A at the date of the relevant prepayment) as would have accrued, but for the prepayment, on the amount of the prepayment of Loan A for the Remaining Period;"

         (C)      Clause 13

                  (i)      Clause 13.01(ix) shall be deleted in full;

                  (ii) Clause 13.01(xii) shall be amended in lines 11-12 by the deletion of "5th August 1988 made between the United States Customs Service and Chandris Inc" and the substitution therefor of "made or to be made between United States Customs Service and Celebrity Cruises Inc.";

                  (iii)    Clause 13.01(xiv)(c) shall be deleted in full;

                  (iv) Clause 13.01(xv) shall be amended by the deletion therefrom of the references to "Seabrook";

                  (v) Clause 13.03(i) shall be amended so that the first 2 lines thereof reads:

                                    "(i) make any loans (save in the ordinary course of business) or grant any credit (save in the ordinary course of business) or (save in the ...".

                  (vi)     Clause 13.03(vi) shall be amended to read:-

                           "(vi)    purchase or own any ship other than the
                                    Vessel".

                  (vii)    Clause 13.03(vii) shall be amended to read:-

                           "(vii) effect any material changes to the form of its articles of incorporation and bye-laws as at the date of this Agreement or which may be adopted in the future;".

                  (viii) Clause 13.03(viii) shall be amended by the deletion therefrom of "save for redemption of the Preference Shares if and to the extent the said redemption is permitted under Clause 18" and the substitution therefor of "or any set of articles of incorporation and bye-laws which, subject as provided in Clause 13.03(vii), may be adopted in the future".

                  (ix) Clause 13.04(i) shall be amended by the deletion of "matters" and the substitution therefor of "business";

                  (x)      Clause 13.04(v) shall be amended to read:

                           "(without prejudice to the central cash flow management by RCCL of the cash flow generated by the Vessel permitted pursuant to this Agreement and any intra-Group loans to the Borrower), borrow any money or raise any funds save by borrowings which

                           (i)      have received the Lender's prior approval;
                                    and

                           (ii) are unsecured and subordinated (by a document or documents in form and upon terms satisfactory to it and approved by the Lender) to the Outstanding Indebtedness".

         (D)      Clause 13.06 shall be deleted in full;

         (E) Clause 17.03(A), (B) and (C) shall be amended so as to delete therefrom all references to "CCI"; but the provisions in relation to Shareholder Distributions by the Borrower shall remain in full force and effect, with "Surplus Vessel Cash Flow" being amended to mean "(being the balance of the total Net Sub Earnings of the Vessel for that Financial Year less the instalments of principal and interest of the Loans which the Borrower is required to pay to the Lender in that Financial Year)";

         (F)      Clause 19 shall be amended as follows:-

                  (i)      Clause 19.02(ii) shall be deleted in full.

                  (ii)     Clause 19.02(vii) shall be amended to read:-

                                    "any judgment or order for the payment of money in excess of USD10,000,000 shall be rendered against the Borrower by a court of competent jurisdiction and the Borrower shall have failed to satisfy such judgment and either:

                                    (a)     enforcement proceedings in respect
                                            of any material assets of the
                                            Borrower shall have been commenced
                                            by any creditor upon such judgment
                                            or order and shall not have been
                                            stayed or enjoined within five (5)
                                            Business Days after the commencement
                                            of such enforcement proceedings; or

                                    (b)     there shall be a period of ten (10)
                                            consecutive Business Days during
                                            which a stay of enforcement of such
                                            judgment or order, by reason of a
                                            pending appeal or otherwise, shall
                                            not be in effect."

                  (iii)    Clause 19.02(ix) shall be deleted in full;

                  (iv) Clause 19.02(xi) and Clause 19.02(xiv) shall each be deleted in full;

                  (v)      Clause 19.02(xiii) shall be amended to read:-

                           "during the Security Period without the prior written consent of the Lender, RCCL ceases to own beneficially (whether directly or indirectly) at least 51% of the issued stock carrying voting rights of the Borrower, Fantasia, Blue Sapphire, Esker, Seabrook and CCI; or"

                  (vi) Clause 19.02(xviii) shall be amended by the insertion in line 11 after "made" of the words:-

                                    "and such incorrectness shall continue
                                    unremedied for at least five (5) Business
                                    Days after notice thereof shall have been given to the Borrower by the Lender (or, if (a) such incorrectness is capable of being remedied within fifteen (15) days (commencing on the first day of such five
                                    (5) Business Day period) and (b) the
                                    Borrower is actively seeking to remedy the same during such period, such incorrectness shall continue unremedied for at least fifteen (15) days; or"

                  (vii)    Clause 19.02(xix), Clause 19.02(xxv), Clause 19.02
                           (xxvi) and Clause 19.02(xxix) shall each be deleted in full;

                  (viii)   Clause 19.02(xxviii) shall be deleted in full;

                  (ix)     Clause 19.02(xxxiii) shall be deleted in full;

                  (x) Clause 19.02(xxxv) shall be amended by the deletion of "the Seabrook Loan Agreement" and the substitution therefor of "the New Seabrook Credit Agreement".

2.6 The Lender hereby confirms that the Borrower has been released from any obligation under the Original Agreement and the Security Documents to effect and maintain or to reimburse the Lender the cost of the Lender effecting and maintaining mortgagees interest insurance and mortgagees additional perils (pollution) cover in respect of the Vessel and m.v.s "HORIZON", "CENTURY" and "GALAXY" in the case of the mortgagees interest insurance with effect from 1 June 1998 and in the case of the mortgagees additional perils (pollution cover) with effect from 1 January 1998.

2.7 For the purpose of all notice clauses contained in the Original Agreement or any of the Security Documents to which the Borrower is a party, all notices to the Borrower shall henceforward be sent to the
         Borrower:

                  c/o Celebrity Cruises Inc.
                  1050 Caribbean Way
                  Miami
                  Florida 33132-2096
                  USA
                  Telefax No: [305-539-0562] ATT: Vice President & Treasurer with copy to Vice President & General Counsel


2.8 All references in the Original Agreement to "this Agreement", "hereunder", "hereof"or "herein" shall be deemed to refer to the Original Loan Agreement as amended by this Sixth Supplemental Agreement.

2.9 Save as amended by Clause 2.1 to 2.5 (both inclusive) the Original Loan Agreement shall remain unchanged and in full force and effect.

3.       LAW AND JURISDICTION

3.1 The provisions of Clauses 31 (Law) and 32 (Jurisdiction) of the Original Loan Agreement shall apply to this Sixth Supplemental Agreement mutatis mutandis.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.



SIGNED by                           ) /s/
                                    )
for and on behalf of                )
KREDITANSTALT FUR WIEDERAUFBAU      )
in the presence of:-                ) /s/





SIGNED by                           )
                                    )
for and on behalf of                ) /s/
ZENITH SHIPPING CORPORATION         )
in the presence of:-                ) /s/ Don K. Kick          Don K. Kick
                                                               -----------------
                                                               Notary Public

                               THE FIRST SCHEDULE



                                SUPPLEMENT NO. 1
                                      -TO-
                            SECOND PREFERRED MORTGAGE
                                      -ON-
                                    "ZENITH"


SUPPLEMENT NO. 1 dated               1998 ("this Supplement No. 1") to a second
preferred mortgage dated 30 November 1995 ("the Mortgage") by ZENITH SHIPPING CORPORATION a Liberian corporation ("the Owner") in favour of KREDITANSTALT FUR WIEDERAUFBAU a public law corporation incorporated in the Federal Republic of Germany whose registered office is at present at Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Federal Republic of Germany ("the Mortgagee") recorded on 30 November 1995 at 9.03 A.M. E.S.T. in Book PM47 at Page 901.

WHEREAS:-

A. The Owner is the registered and beneficial owner of the whole of the Liberian flag cruise vessel "ZENITH" ("the Vessel"): official number "9660" of 47,255 gross and 24,560 net tons; or thereabouts, duly documented in the name of the Owner under the laws of the Republic of Liberia, with her home port at Monrovia, Liberia;

B. Words and expressions defined in the Mortgage shall, unless stated herein to the contrary, bear the same meanings when used in this Supplement No. 1;

C. By a letter dated 17 December 1997 addressed by the Mortgagee to (inter alios) the Owner the Mortgagee has (inter alia) released the Owner from all of its obligations under the Guarantee dated 30 November 1995 in respect of the Seabrook Loan Agreement;

D. At the date of this Supplement No. 1 the aggregate of possible advances that may be made by the Mortgagee to Fantasia pursuant to the Horizon Loan Agreement and secured by the Mortgage (as amended and supplemented by this Supplement No. 1) is eight million three hundred and eighty-seven thousand four hundred and eighty Dollars (USD8,387,480) (of which USD7,455,536 is Fantasia Loan A, USD931,944 is Fantasia Loan B, zero is Fantasia Loan C and zero is Fantasia Loan D;

E.       By an agreement dated               1998 supplemental to the Blue
         Sapphire Loan Agreement it has been agreed by Blue Sapphire with the Mortgagee that the maximum amount of Blue Sapphire Loan C available to be advanced by the Mortgagee shall be reduced to USD35,493,844 Dollars and at the date of this Supplement No. 1 the aggregate of all possible advances that may be made by the Mortgagee to Blue Sapphire pursuant to the Blue Sapphire Loan Agreement and secured by the Mortgage (as amended and supplemented by this Supplement No. 1) is two hundred and forty-eight million four hundred and fifty-six thousand nine hundred and eight United States Dollars (USD248,456,908) (of which USD179,261,284 is Blue Sapphire Loan A, USD22,407,660 is Blue Sapphire Loan B, USD35,493,844 is Blue Sapphire Loan C and USD11,294,120 is Blue Sapphire Loan D;

F.       By an agreement dated                 1998 supplemental to the Esker
         Loan Agreement it has been agreed by Esker with the Mortgagee that the maximum amount of Esker Loan C available to be advanced by the Mortgagee shall be reduced to USD54,476,061 Dollars and at the date of this Supplement No. 1 the aggregate of all possible advances that may be made by the Mortgagee to Esker pursuant to the Esker Loan Agreement is three hundred and eight million six hundred and ninety seven thousand six hundred and seventy-four United States Dollars (USD308,697,674) (of which USD202,549,932 is Esker Loan A,
         USD25,318,740 is Esker Loan B, USD54,476,061 is Esker Loan C and USD26,352,941 is Esker Loan D;

G. The Owner and the Mortgagee wish by this Supplement No. 1 to amend the Recording Clause of the Mortgage so as to reflect the transactions referred to in Recitals C, D, E and F.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged by the Owner and the Mortgagee, the Owner and the Mortgagee hereby covenant and agree as follows:-

1. As and with effect from 17 December 1997 the Mortgage shall cease to secure Seabrook Loan A, Seabrook Loan B, Seabrook Loan C and Seabrook Loan D.

2. For the purpose of recording this Supplement No. 1 as required by Chapter 3 of Title 22 of the Liberian Code of Law of 1956, as amended, this Supplement No. 1 amends the total amount secured by the Mortgage. The total amount of the Mortgage is amended to five hundred and sixty-five million five hundred and forty-two thousand and sixty-two United States Dollars (USD565,542,062) (of which USD8,387,480 is the aggregate of Fantasia Loan A, Fantasia Loan B, Fantasia Loan C and Fantasia Loan D, USD248,456,908 is the aggregate of Blue Sapphire Loan A, Blue Sapphire Loan B, Blue Sapphire Loan C and Blue Sapphire Loan D and USD308,697,674 is the aggregate of Esker Loan A, Esker Loan B, Esker Loan C and Esker Loan D) and interest and performance of mortgage covenants. The date of maturity is on demand. There is no separate discharge amount.

IN WITNESS whereof the Owner and the Mortgagee have executed this Supplement No. 1 the date and year first before written.


ZENITH SHIPPING CORPORATION


By:           .......................................

Title:

KREDITANSTALT FUR WIEDERAUFBAU


By:           .......................................

Title:        Attorney-in-Fact

                                 ACKNOWLEDGEMENT




STATE OF NEW YORK                 )
                                  )       ss.:
COUNTY OF NEW YORK                )




On the      day of               1998 before me personally came                ,
to me known, and known to me to be the person who executed the foregoing Supplement No. 1 who, being by me duly sworn, did depose and say that he resides
at                                                                ; that he is
                       of Zenith Shipping Corporation, a Liberian corporation, the entity described in and which executed the foregoing Supplement No. 1; that he signed his name thereto pursuant to authority granted to him by the Board of Directors of the said entity; and he further acknowledged that the said Supplement No. 1 is the act and deed of the said entity.




                                  NOTARY PUBLIC





                    [FOR USE THE IN THE REPUBLIC OF LIBERIA]

                                 ACKNOWLEDGEMENT




STATE OF NEW YORK                 )
                                  )       ss.:
COUNTY OF NEW YORK                )




On the        day of                 1998 before me personally came            ,
to me known, and known to me to be the person who executed the foregoing Supplement No. 1 who, being by me duly sworn, did depose and say that he/she
resides at                                                         ; that he/she
is Attorney-in-Fact for Kreditanstalt fur Wiederaufbau the corporation described in and which executed the foregoing Supplement No. 1; that he/she signed his/her name thereto pursuant to authority granted to him/her by a Power of Attorney of the said entity; and he/she further acknowledged that the said Supplement No. 1 is the act and deed of the said entity.




                                  NOTARY PUBLIC





                    [FOR USE THE IN THE REPUBLIC OF LIBERIA]

                               THE SECOND SCHEDULE



THIS DEED dated the           day of                     1998 made between:

(1)      ZENITH SHIPPING CORPORATION ("the Owner")

(2)      CELEBRITY CRUISES INC. ("the Charterer")

     and

(3)      KREDITANSTALT FUR WIEDERAUFBAU ("the Assignee")

IS SUPPLEMENTAL TO a deed of second assignment of insurances of the Liberian flag cruise vessel m.v. "ZENITH" dated 30 November 1995 ("the Original Assignment").

WHEREAS:-

A. Words and expressions defined in the Original Assignment shall bear the same meanings when used in this Supplemental Deed;

B. By a letter dated 17 December 1997 addressed by the Assignee to (inter alios) the Owner the Assignee has (inter alia) released the Owner from all further obligations under the Guarantee dated 30 November 1995 ("the Released Guarantee") issued by the Owner in favour of the Assignee in respect of the obligations of Seabrook Maritime Inc. under the Seabrook Loan Agreement and has further agreed to enter into this Supplemental Deed in order that the Original Assignment shall cease to stand as security for the obligations of the Owner under the Released Guarantee.

NOW THIS DEED WITNESSETH and it is hereby agreed by and between the parties hereto as follows:-

1. As and with effect from 17 December 1997 the Original Assignment shall cease to stand as security for the balance from time to time outstanding of the principal amount of the Seabrook Loans, interest accrued thereon and all other sums whatsoever and howsoever that may hereafter be secured by the Released Guarantee and any securities executed for the obligations of the Owner under the Released Guarantee.

2. Without prejudice to the generality of Clause 1 as and with effect from 17 December 1997 the following further amendments shall be deemed to have been made to the Original Assignment:-

         3. the expression "Guarantees" shall exclude the Released Guarantee;

         4. the expression "Borrowers" shall be amended by the deletion therefrom of "Seabrook";

         5 .             the expression "Loan Agreements" shall be amended by
                  the deletion therefrom of "the Seabrook Loan Agreement";

         6. the expression "Loans" shall be amended by the deletion therefrom of "the Seabrook Loans".

7. Save as amended hereby the Original Assignment shall remain unchanged and in full force and effect.

8. The provisions of Clause 12 (Governing Law) and Clause 13 (Jurisdiction) shall apply mutatis mutandis to this Supplemental Deed.

IN WITNESS whereof this Supplemental Deed has been executed by the parties hereto on the day and year first before written.

SIGNED and DELIVERED as a DEED                     )
by ZENITH SHIPPING CORPORATION                     )
acting by                                          )
                                                   )
in the presence of:                                )





SIGNED and DELIVERED as a DEED                     )
by CELEBRITY CRUISES INC.                          )
acting by                                          )
                                                   )
in the presence of:                                )






SIGNED and DELIVERED as a DEED                     )
by                                                 )
for and on behalf of                               )
KREDITANSTALT FUR WIEDERAUFBAU                     )
in the presence of:                                )

                               THE THIRD SCHEDULE



THIS DEED dated the          day of                 1998 made between:

(1)      ZENITH SHIPPING CORPORATION ("the Assignor")

     and

(2)      KREDITANSTALT FUR WIEDERAUFBAU ("the Assignee")

IS SUPPLEMENTAL TO a deed of second assignment of Charter Earnings, Owner's Requisition Compensation and Earnings of the Liberian flag cruise vessel m.v. "ZENITH" dated 30 November 1995 ("the Original Assignment").

WHEREAS:-

A. Words and expressions defined in the Original Assignment shall bear the same meanings when used in this Supplemental Deed;

B. By a letter dated 17 December 1997 addressed by the Assignee to (inter alios) the Assignor the Assignee has (inter alia) released the Owner from all further obligations under the Guarantee dated 30 November 1995 ("the Released Guarantee") issued by the Assignor in favour of the Assignee in respect of the obligations of Seabrook Maritime Inc under the Seabrook Loan Agreement and has further agreed to enter into this Supplemental Deed in order that the Original Assignment shall cease to stand as security for the obligations of the Assignor under the Released Guarantee.

NOW THIS DEED WITNESSETH and it is hereby agreed by and between the parties hereto as follows:-

1. As and with effect from 17 December 1997 the Original Assignment shall cease to stand as security for the balance from time to time outstanding of the principal amount of the Seabrook Loans, interest accrued thereon and all other sums whatsoever and howsoever that may hereafter be secured by the Released Guarantee and any securities executed for the obligations of the Assignor under the Released Guarantee.

2. Without prejudice to the generality of Clause 1 as and with effect from 17 December 1997 the following further amendments shall be deemed to have been made to the Original Assignment:-

         3. the expression "Guarantees" shall exclude the Released Guarantee;

         4. the expression "Borrowers" shall be amended by the deletion therefrom of "Seabrook";

         5. the expression "Loan Agreements" shall be amended by the deletion therefrom of "the Seabrook Loan Agreement";

         6. the expression "Loans" shall be amended by the deletion therefrom of "the Seabrook Loans".

7. Save as amended hereby the Original Assignment shall remain unchanged and in full force and effect.

8. The provisions of Clause 12 (Governing Law) shall apply mutatis mutandis to this Supplemental Deed.

IN WITNESS whereof this Supplemental Deed has been executed by the parties hereto on the day and year first before written.

SIGNED and DELIVERED as a DEED                     )
by ZENITH SHIPPING CORPORATION                     )
acting by                                          )
                                                   )
in the presence of:                                )





SIGNED and DELIVERED as a DEED                     )
by                                                 )
                                                   )
for and on behalf of                               )
KREDITANSTALT FUR WIEDERAUFBAU                     )
in the presence of:                                )

                               THE FOURTH SCHEDULE



THIS AGREEMENT dated the          day of                 1998 made between:

(1)      ZENITH SHIPPING CORPORATION ("the Owner")

(2)      CELEBRITY CRUISES INC. ("the Charterer")

     and

(3)      KREDITANSTALT FUR WIEDERAUFBAU ("the Mortgagee")

IS SUPPLEMENTAL TO a second tripartite agreement in respect of the Liberian flag cruise vessel m.v. "ZENITH" dated 30 November 1995 ("the Original Agreement")

WHEREAS:-

A. Words and expressions defined in the Original Agreement shall bear the same meanings when used in this Supplemental Agreement;

B. By a letter dated 17 December 1997 addressed by the Mortgagee to (inter alios) the Owner and the Charterer the Mortgagee has (inter alia) released the Owner from all further obligations under the Guarantee dated 30 November 1995 ("the Released Guarantee") issued by the Owner in favour of the Mortgagee in respect of the obligations of Seabrook Maritime Inc under the Seabrook Loan Agreement and has further agreed to enter into this Supplemental Agreement in order that the Original Agreement shall cease to stand as security for the obligations of the Owner under the Released Guarantee;

C. By a Supplement No. 1 of even date herewith to the Second Mortgage the Owner and the Mortgagee have agreed that as and with effect from 17 December 1997 the Second Mortgagee shall cease to stand as security for the Released Guarantee.

NOW it is hereby agreed by and between the parties hereto as follows:-

1. As and with effect from 17 December 1997 the Original Agreement shall cease to stand as security for the balance from time to time outstanding of the principal amount of the Seabrook Loans, interest accrued thereon and all other sums whatsoever and howsoever that may hereafter be secured by the Released Guarantee and any securities executed for the obligations of the Owner under the Released Guarantee.

2. Without prejudice to the generality of Clause 1 as and with effect from 17 December 1997 the following further amendments shall be deemed to have been made to the Original Agreement:-

         3. the expression "Guarantees" shall exclude the Released Guarantee;

         4. the expression "Borrowers" shall be amended by the deletion therefrom of "Seabrook";

         5. the expression "Loan Agreements" shall be amended by the deletion therefrom of "the Seabrook Loan Agreement";

         6. the expression "Loans" shall be amended by the deletion therefrom of "the Seabrook Loans".

7. Save as amended hereby the Original Assignment shall remain unchanged and in full force and effect.

8. The provisions of Clause 7 (Applicable Law and Jurisdiction) shall apply mutatis mutandis to this Supplemental Deed.

IN WITNESS whereof this Supplemental Agreement has been executed by the parties hereto on the day and year first before written.

SIGNED                                         )
by ZENITH SHIPPING CORPORATION                 )
acting by                                      )
                                               )
in the presence of:                            )





SIGNED                                         )
by CELEBRITY CRUISES INC.                      )
acting by                                      )
                                               )
in the presence of:                            )






SIGNED                                         )
by                                             )
KREDITANSTALT FUR WIEDERAUFBAU                 )
acting by                                      )
                                               )
in the presence of:                            )

                               THE FIFTH SCHEDULE




                                 ADDENDUM NO. 2

                         DATED                     1998
                 TO THE MODIFIED "BARECON '89" BAREBOAT CHARTER
               DATED 29 JANUARY 1993 AS AMENDED BY ADDENDUM NO. 1
             DATED 30 NOVEMBER 1995 (TOGETHER "THE CHARTER") BETWEEN

                           ZENITH SHIPPING CORPORATION
                                 ("THE OWNERS")

                                       AND

                             CELEBRITY CRUISES INC.
                               ("THE CHARTERERS")

                   IN RESPECT OF M.V. "ZENITH" ("THE VESSEL")




WHEREAS:

A. Words and expressions defined in the Charter shall have the same meanings when used in this Addendum No. 2;

B. The Owners and Charterers are desirous of amending the Charter upon the terms of this Addendum No. 2;

NOW IT IS HEREBY AGREED:-

1.       As and with effect from                       199   the Charter is
         hereby amended as follows:-

         (A)      CLAUSE 28: As and with effect from                    199
                  until December 31, 1998 the daily rate of hire shall be amended to USD51,500 per calendar day SAVE THAT:-

                  (i) if there is any prepayment of principal under the KfW Loan Agreement prior to December 31, 1998, the daily rate of hire shall be adjusted immediately after that prepayment so as to be such rate per calendar day which is required to enable the Owners to meet their obligations under the KfW Loan Agreement as to the repayment of principal and the payment of interest for the balance of the year ended December 31, 1998 (after taking account of such prepayment) as shall be agreed between the Owners and the Charterers (and approved by the Mortgagees);

                  (ii) for the year ended December 31, 1999 and each subsequent year of the Charter period, the daily rate of hire shall be such rate which is required to enable the Owners to meet their obligations under the KfW Loan

                           Agreement as to the repayment of principal and the payment of interest during each such year, as shall be agreed between the Owners and the Charterers (and approved by of the Mortgagees) and adjusted as necessary thereafter by reason of any prepayment of principal under the KfW Loan Agreement.

                  Such hire shall be payable semi-annually in arrears on the same dates as principal and interest are due under the KfW Loan Agreement (or at such other intervals as shall from time to time be agreed between the Owners and the Charterers) to such account as shall from time to time be specified by the Owners/Mortgagees.

         (B)      CLAUSE 29: to be amended to read as follows:-

                  "29.     MORTGAGES

                  The Vessel chartered under this Charter is financed by a loan from Kreditanstalt fur Wiederaufbau (the "Mortgagees") under a loan facility agreement dated 21 June, 1990 as amended by supplemental agreements dated 25 February, 1992, 21 October, 1992, 29 January, 1993, 31 March, 1995, 30 November, 1995 and
                            , 1998 (together, the "KfW Loan Agreement") secured
                  by, inter alia, a first preferred mortgage (the "First Mortgage") dated 2 March, 1992 (as amended).

                  The Vessel is also subject to a second preferred mortgage (the "Second Mortgage" and together with the First Mortgage, the "Mortgages") dated 30 November, 1995 in favour of the Mortgagees as security for the Cross Collateral Guarantees (as defined in the KfW Loan Agreement).

                  The Charterers having been supplied copies of the KfW Loan Agreement, the Cross Collateral Guarantees and the Mortgages (the "KfW Mortgage Documents") they have acquainted themselves with all terms and conditions and provisions thereof. The Charterers undertake that they will comply with all such instructions or directions in regard to employment, insurances, reports and maintenance of the Vessel, etc as laid down in the KfW Mortgage Documents or as may be directed from time to time during the currency of the Charter by the Mortgagees in conformity with the KfW Mortgage Documents.

         (C)      CLAUSE 30.01 shall be amended by:

                  (i) amending sub-paragraph (c) by deleting the words "a petition is presented or"; and

                  (ii)     by deleting sub-paragraphs (d), (e), (f), (g) and
                           (h); and

                  (iii)    by re-lettering sub-paragraph (i) as sub-paragraph
                           (d) and amending it by replacing "(h)" in the last line with "(c)" and by deleting the reference to "and/or the B1 Loan Documents" in line 4.

         (D)      CLAUSE 31 shall be deleted in full.

         (E) All references in the Charter to "the KfW Loan Agreement" shall be deemed to include the supplemental agreement dated
                              , 1998 made between the Mortgagees and the Owners.

2. Save as amended by this Addendum No. 2 the Charter shall remain unchanged and in full force and effect.

3. The provisions of Clause 26 (Law and Arbitration) of the Charter shall apply to this Addendum No. 2 mutatis mutandis.

SIGNED by                                      )
                                               )
for and on behalf of                           )
ZENITH SHIPPING CORPORATION                    )





SIGNED by                                      )
                                               )
for and on behalf of                           )
CELEBRITY CRUISES INC.                         )

                               THE SIXTH SCHEDULE


THIS AGREEMENT dated the       day of                 1998 BETWEEN:-

(1) FANTASIA CRUISING INC. a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia ("Fantasia");

(2) ZENITH SHIPPING CORPORATION a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia ("Zenith");

(3) BLUE SAPPHIRE MARINE INC. a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia ("Blue Sapphire");

(4) ESKER MARINE SHIPPING INC. a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia ("Esker");

(5) SEABROOK MARITIME INC. a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia ("Seabrook");

(6) CELEBRITY CRUISES INC. a corporation incorporated under the laws of the Republic of Liberia whose principal place of business is at 95 Akti Miaouli, Piraeus, Greece ("CCI"); and

(7) KREDITANSTALT FUR WIEDERAUFBAU a public law corporation incorporated in the Federal Republic of Germany whose office is at present at Palmengartenstrasse 5-9, D-60325 Frankfurt am Main ("KfW")

IS SUPPLEMENTAL TO an agreement dated 30 November 1995 (known as the 'Surplus Earnings Application Agreement') made between the same parties.

WHEREAS:-

Pursuant to a memorandum dated 12 December 1997 signed by KfW and countersigned by each of the other parties hereto and by Royal Caribbean Cruises Ltd. ("RCCL") it was (inter alia) agreed that KfW would enter into an agreement supplemental to the Original Agreement so as to release Seabrook from being a party thereto and to delete therefrom the provisions relating to the application of Sub Earnings or Net Sub Earnings of each Vessel (as each such expression is defined in the Original Agreement) by reason of the release by KfW pursuant to the said memorandum of each of the assignments of the said Sub Earnings and Net Sub Earnings referred to in Recital G to the Original Agreement.

NOW IT IS HEREBY AGREED by and between the parties hereto as follows:-

1. As and with effect from 17 December 1997 ("the Effective Date"), KfW hereby releases Seabrook from any further obligations and liabilities under the Original Agreement and Seabrook shall cease to be a party to the Original Agreement.

2.       As and with effect from the Effective Date:-

         3. Clause 2 of the Original Agreement shall cease to apply and shall be deemed to have been deleted from the Original Agreement;

         4. Clause 3 of the Original Agreement shall be amended as follows:-

1.                Clause 3.1(E) and Clause 3.2(E) shall each be deleted in full;

2. Throughout Clause 3 all references to "639", "639 Loans" and "the Seabrook Loan Agreement" (sometimes also referred to as "the 639 Loan Agreement") shall be deleted;

3. Throughout Clause 3 all references to "637 Loan Agreement" and "638 Loan Agreement" shall be deemed to refer to the Blue Sapphire Loan Agreement and the Esker Loan Agreement respectively.

     1. Save as amended hereby the Original Agreement shall remain unchanged and in full force and effect.

     2. Each of the Owners (other than Seabrook) and CCI hereby acknowledge towards KfW that notwithstanding the said release of Seabrook they shall remain bound by the Original Agreement (as amended and supplemented by this Supplemental Agreement).

     3. The provisions of Clause 5 (Applicable Law and Jurisdiction) shall apply to this Supplemental Agreement mutatis mutandis.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written

SIGNED by                                      )
                                               )
for and on behalf of                           )
FANTASIA CRUISING INC.                         )
in the presence of:-                           )






SIGNED by                                      )
                                               )
for and on behalf of                           )
ZENITH SHIPPING CORPORATION                    )
in the presence of:-                           )






SIGNED by                                      )
                                               )
for and on behalf of                           )
BLUE SAPPHIRE MARINE INC.                      )
in the presence of:-                           )






SIGNED by                                      )
                                               )
for and on behalf of                           )
ESKER MARINE SHIPPING INC.                     )
in the presence of:-                           )

SIGNED by                                      )
                                               )
for and on behalf of                           )
SEABROOK MARITIME INC.                         )
in the presence of:-                           )






SIGNED by                                      )
                                               )
for and on behalf of                           )
CELEBRITY CRUISES INC.                         )
in the presence of:-                           )






SIGNED by                                      )
                                               )
for and on behalf of                           )
KREDITANSTALT FUR                              )
WIEDERAUFBAU                                   )
in the presence of:-                           )

                              THE SEVENTH SCHEDULE



THIS AGREEMENT dated the        day of                     1998 made between:

1. UNIVERSAL CRUISE HOLDINGS LIMITED a company incorporated under the laws of the British Virgin Islands whose registered office is at present at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands ("UCH")

         and

2. KREDITANSTALT FUR WIEDERAUFBAU a public law corporation incorporated in the Federal Republic of Germany whose office is at present at Palmengartenstrasse 5-9, D-60325 Frankfurt am Main ("KfW")

IS SUPPLEMENTAL TO a subordination agreement dated 31 March 1995 as amended by an agreement supplemental thereto dated 30 November 1995 (together "the Original Agreement") made between the same parties.

WHEREAS:-

A. Words and expressions defined in the Original Agreement shall have the same meanings when used in this Supplemental Agreement;

B. By a letter dated 17 December 1997 addressed by KfW to (inter alios) Zenith Shipping Corporation KfW has (inter alia) released Zenith Shipping Corporation from all of its obligations to KfW under the Zenith Guarantee in respect of the obligations of Seabrook under the Seabrook Loan Agreement.

NOW IT IS HEREBY MUTUALLY AGREED by and between the parties hereto as follows:-

1. As and with effect from 17 December 1997 all references in the Original Agreement to "the Borrower's Cross Securities" shall be deemed to exclude the Zenith Guarantee referred to in Recital B to this Supplemental Agreement and the expression "the KfW Facility Agreements" shall be deemed to exclude the Seabrook Loan Agreement.

2. Save as amended hereby the Original Agreement shall remain unamended and in full force and effect.

3. The provisions of Clause 8 (Law and Jurisdiction) shall apply to this Supplemental Agreement mutatis mutandis.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written


SIGNED by                                          )
                                                   )
for and on behalf of                               )
UNIVERSAL CRUISE HOLDINGS LIMITED                  )
in the presence of:-                               )

SIGNED by                                          )
                                                   )
for and on behalf of                               )
KREDITANSTALT FUR WIEDERAUFBAU                     )
in the presence of:-                               )

                               THE EIGHTH SCHEDULE


THIS AGREEMENT dated the      day of                            1998

BETWEEN:-

(1) UNIVERSAL CRUISE HOLDINGS LIMITED a company incorporated under the law of the British Virgin Islands whose registered at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the "Corporation") and

(2) ZENITH SHIPPING CORPORATION a corporation incorporated under the laws of the Republic of Liberia whose registered at present at 80 Broad Street, Monrovia, Republic of Liberia (the "Borrower").


IS SUPPLEMENTAL TO a subordination agreement dated 31 March 1995 as amended by an agreement supplemental thereto dated 30 November 1995 (together the "Original Agreement").


WHEREAS:-

(A) Words and expressions defined in the Original Agreement shall bear the same meanings when used in this Supplemental Agreement;

(B) By a letter dated 17 December 1997 addressed by KfW to (inter alios) the Borrower KfW has (inter alia) released the Borrower from all further obligations to KfW under the Zenith Guarantee.

NOW IT IS HEREBY mutually agreed by and between the parties hereto as follows:-

1. As and with effect from 17 December 1997 the expression "the Borrower's Cross Securities" shall be deemed to exclude the Zenith Guarantee.

2. Save as amended hereby, the Original Agreement shall remain unchanged and in full force and effect.

3. Clause 5 (Law and Jurisdiction) of the Original Agreement shall apply to this Supplemental Agreement mutatis mutandis.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNED by                                 )
                                          )
for and on behalf of                      )
UNIVERSAL CRUISE HOLDINGS                 )
LIMITED in the presence of:-              )


SIGNED by                                 )
                                          )
for and on behalf of                      )
ZENITH SHIPPING CORPORATION               )
in the presence of:-                      )

                                 NINTH SCHEDULE


THIS DEED OF REASSIGNMENT is made the _____ day of ___________ 1998 BETWEEN -


(1) KREDITANSTALT FUR WIEDERAUFBAU of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Federal Republic of Germany ("KfW"); and

(2) CELEBRITY CRUISES INC. a corporation duly incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia ("CCI").

WHEREAS: -

A. By a deed of assignment dated 29 January 1993 as amended by a deed supplemental thereto dated 30 November 1995 (together "the Original Assignment") CCI assigned to KfW all the rights, title and interest of CCI to (inter alia) all sub-earnings of the Liberian cruise vessel "ZENITH";

B. Words and expressions defined in the Original Assignment shall have the same meanings when used in this Deed of Reassignment;

C. On 30 July 1997 Royal Caribbean Cruises Ltd. ("RCCL"), a Liberian corporation, indirectly acquired the beneficial ownership of all of the issued shares of Fantasia Cruising Inc. ("Fantasia"), Zenith Shipping Corporation ("Zenith"), Blue Sapphire Marine Inc. ("Blue Sapphire"), Esker Marine Shipping Inc. ("Esker"), Seabrook Maritime Inc. ("Seabrook") and CCI;

D. Pursuant to a memorandum dated 12 December 1997 ("the Memorandum") issued by KfW and countersigned by Fantasia, Zenith, Blue Sapphire, Esker, Seabrook, CCI and RCCL, KfW has (inter alia) agreed to enter into this Deed of Reassignment.

NOW THIS DEED WITNESSETH as follows:

1. Pursuant to the Memorandum and in consideration of the premises and other good and valuable consideration (the receipt and sufficiency whereof KfW hereby acknowledges)

    KfW (without any warranty on the part of KfW and without recourse to KfW) hereby reassigns to CCI absolutely all KfW's rights, title and interest in and to the benefit of (A) all Long Term Charters in respect of the said cruise vessel which may have been entered into by CCI (B) all Sub Earnings of the said cruise vessel and (C) all other monies which were assigned to KfW pursuant to the Original Assignment. The said reassignment shall be deemed to have taken effect as from 17 December 1997.

2. This Deed of Reassignment shall be governed by and construed in accordance with the laws of England.


IN WITNESS whereof KfW has executed this Deed of Reassignment the day and year first before written.


SIGNED and DELIVERED as a DEED      )
by                                  )
for and on behalf of                )
KREDITANSTALT FUR WIEDERAUFBAU      )
in the presence of: -               )